Exhibit 10.2

AMENDMENT TO BUSINESS LOAN AGREEMENT

This Amendment To Business Loan Agreement (“Amendment”), dated as of February 7, 2018, by and between Erba Diagnostics, Inc. (“Borrower”) and CITIBANK, N.A. (“Lender”), is made with respect to the following facts:

RECITALS

A.     Borrower previously executed and delivered to Lender, or Borrower and Lender previously entered into, that certain Business Loan Agreement, dated March 25, 2015 (as amended, modified, supplemented, restated or replaced from time to time, the “Agreement”) and Borrower previously executed and delivered to Lender that certain Promissory Note dated August 4, 2017 which contemporaneously herewith is amended to extend the maturity date to July 31, 2018 (as amended, the “Note”).

B.     Borrower and Lender desire to amend certain terms and provisions of the Agreement in the manner hereinafter described.

AGREEMENT

1.           Definitions. Capitalized terms used but not defined in this Amendment, if any, shall have the meanings given to them in the Agreement.

2.           Amendments to the Agreement. The following amendments are made to the Agreement:

2.1     The following new paragraph is hereby added under AFFIRMATIVE COVENANTS, the section titled Financial Covenant and Ratios on page two of the Agreement to read as follows:

Transasia Biomedicals LTD shall provide, no later than February 28, 2018, updated, and duly executed guarantees or amendments to existing guarantees, at Lender's option, in form, substance and amounts satisfactory to Lender in its sole discretion to support Borrower's Indebtedness to Lender hereunder and under the Related Documents. Failure to deliver such guarantees or amendments as required by Lender shall constitute an Event of Default entitling Lender to exercise all rights and remedies hereunder. Prior to receipt of such guarantees and/or amendments, Borrower may not request, and Lender shall not be required to make, any Advance or re-Advance hereunder.

3.           Representations and Warranties. Borrower hereby represents and warrants to Lender that: (i) except as set forth on schedule 3(i) hereto, no Event of Default specified in the Agreement or in any of the notes, documents or agreements executed by Borrower in connection therewith or in connection with the credit transaction to which such Agreement relates (the “Related Documents”), and no event which with notice or lapse of time or both would become such an Event of Default has occurred and is continuing, (ii) except as set forth on schedule 3(ii) hereto, the representations and warranties of Borrower set forth in the Agreement or any of the Related Documents (other than the representation and warranties made as of a particular date) are true on and as of the date hereof, (iii) the making and performance by Borrower of this Amendment have been duly authorized by all necessary action, (iv) this Amendment is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms and (v) no consent, approval, authorization, permit or license is required in connection with the making or performance of the Agreement as amended hereby.

4.          No Defenses. Borrower acknowledges with respect to the amounts owing to Lender that it has no right of offset, defense or counterclaim with respect thereto, no claim or defense in the abatement or reduction thereof, nor any other claim against Lender or with respect to the Agreement or any of the Related Documents.

5.           Conditions Precedent. The effectiveness of this Amendment is expressly conditioned upon receipt by Lender of a counterpart original of this Amendment duly executed by each of the parties hereto.

6.           Miscellaneous.

6.1     This Amendment is made exclusively for the benefit of and solely for the protection of Lender, on the one hand, and Borrower, on the other hand, and no other person or persons shall have the right to enforce the provisions hereof by action or legal proceedings or otherwise.

6.2     This Amendment represents the entire understanding and agreement of the parties with respect to the subject matter hereof, except to the extent that the Agreement and the Related Documents still remain in effect as described herein, and the same may not be altered or amended, except by subsequent written agreement executed by the parties hereto. The parties hereto acknowledge receipt of a copy of this Amendment.

6.3     The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any existing or future Default or Event of Default, whether known or unknown or any right, power or remedy of Lender under the Agreement, nor constitute a waiver of any provision of the Agreement, except as specifically set forth herein.

6.4     In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended, and supplemented hereby, shall remain in full force and effect.

6.5     This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment.

6.6     This Amendment shall be governed by and construed in accordance with the internal laws, as opposed to the conflicts of law provisions, of the State of New York.

6.7     Lender acknowledges receipt of acceptable amendments to guarantees as required to be delivered under this Amendment to the Agreement.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first above written.

Borrower:	Lender:

ERBA DIAGNOSTICS, INC.	CITIBANK, N.A.

By: /s/ David Barka	By: /s/
Name: David Barka Title: Chief Executive Officer	Authorized Signer

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